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SUPPLEMENT
(To Prospectus Supplement dated November 24, 2004
to Prospectus dated November 19, 2004)


                          $1,138,431,100 (APPROXIMATE)

                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-18


   Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated November 24, 2004 (the "Prospectus Supplement"), the Class Principal Amounts of the Class 3-A1 and Class 3-A2 Certificates as described on page S-2 will be changed to the following:

                                             CLASS
                                           PRINCIPAL
                       CLASS                 AMOUNT
                       -----              ------------
                       3-A1               $324,508,000
                       3-A2               $ 14,847,000


   All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                            ------------------------

               THE DATE OF THIS SUPPLEMENT IS NOVEMBER 29, 2004.